                                                                  EXECUTION COPY

                                VOTING AGREEMENT

     VOTING AGREEMENT, dated as of October 13, 2000 (the "AGREEMENT"), by and among Convergent Holding Corporation, a Delaware corporation ("PARENT"), Convergent Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("PURCHASER"), Schlumberger Technology Corp., a Texas corporation ("STC") and the stockholders of Convergent Group Corporation, a Delaware corporation (the "COMPANY"), whose names appear on Schedule I hereto (collectively, the "CONTRIBUTING STOCKHOLDERS").

                              W I T N E S S E T H:

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, STC, Parent, Purchaser and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "MERGER AGREEMENT"), which provides for, upon the terms and subject to the conditions set forth therein,
(i) the commencement by Purchaser of a tender offer (the "OFFER") for all of the issued and outstanding shares of common stock, par value $0.001 per share, of the Company (the "COMPANY COMMON STOCK"), and (ii) the subsequent merger of Purchaser with and into the Company and the Company being the surviving corporation (the "MERGER");

     WHEREAS, as of the date hereof, each Contributing Stockholder owns beneficially the number of shares of Company Common Stock set forth opposite such Contributing Stockholder's name on Schedule I hereto (all such shares so owned and which may hereafter be acquired by such Contributing Stockholder prior to the termination of this Agreement, whether upon the exercise of options or by means of purchase, dividend, distribution or otherwise, being referred to herein as such Contributing Stockholder's "SHARES");

     WHEREAS, concurrently with the execution and delivery of this Agreement, each Contributing Stockholder entered into a Subscription and Contribution Agreement (the "SUBSCRIPTION AGREEMENT") with Parent pursuant to which, on the terms set forth therein, each Contributing Stockholder will contribute some or all of such Contributing Stockholder's Shares to Purchaser in exchange for shares of common stock, par value $0.001, of Parent (the "PARENT COMMON STOCK");

     WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Purchaser have requested that the Contributing Stockholders enter into this Agreement; and

     WHEREAS, in order to induce Parent and Purchaser to enter into the Merger Agreement, the Contributing Stockholders are willing to enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I.

                       TRANSFER AND VOTING OF SHARES; AND
                OTHER COVENANTS OF THE CONTRIBUTING STOCKHOLDERS

     Section 1.1 VOTING OF SHARES. From the date hereof until the termination of this Agreement pursuant to Section 5.3 hereof (the "TERM"), at any meeting of the stockholders of the Company, however called, and in any action by consent of the stockholders of the Company, each Contributing Stockholder shall vote its Shares (i) in favor of the Merger and the Merger Agreement (as amended from time to time pursuant to the terms thereof), (ii) against any Acquisition Proposal and against any proposal for action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, any change in the directors of the Company, any change in the present capitalization of the Company or any amendment to the Company's Amended and Restated Certificate of Incorporation or Amended By-Laws, which in the case of each of the matters referred to in this clause (ii) could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by the Merger Agreement or the likelihood of such transactions being consummated and
(iii) in favor of any other matter necessary for consummation of the Transactions which is considered at any such meeting of stockholders or in such consent, and in connection therewith to execute any documents which are necessary in order to effectuate the foregoing, including the ability for Purchaser or its nominees to vote such Shares directly.

     Section 1.2 PROXY. Each Contributing Stockholder hereby revokes any and all prior proxies or powers of attorney in respect of any of such Contributing Stockholder's Shares and constitutes and appoints Purchaser and Parent, or any nominee of Purchaser and Parent, with full power of substitution and resubstitution, at any time during the Term, as its true and lawful attorney and proxy (its "PROXY"), for and in its name, place and stead, solely for the following purposes: (i) to demand that the Secretary of the Company call a special meeting of the stockholders of the Company for the purpose of considering any matter referred to in Section 1.1 (if permitted under the Company's Amended and Restated Certificate of Incorporation or By-Laws) and (ii) to vote each of such Shares as its Proxy, at every annual, special, adjourned or postponed meeting of the stockholders of the Company, including the right to sign its name (as stockholder) to any consent, certificate or other document relating to the Company that the laws of the state of Delaware may permit or require as provided with respect to any matter referred to in Section 1.1. THE FOREGOING PROXY AND POWER OF ATTORNEY ARE IRREVOCABLE AND COUPLED WITH AN INTEREST THROUGHOUT THE TERM.

     Section 1.3 WAIVER OF APPRAISAL RIGHTS. Each Contributing Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger.

     Section 1.4 NO PROXIES FOR OR ENCUMBRANCES ON CONTRIBUTING STOCKHOLDER SHARES. Except as contemplated by the terms of this Agreement or the Subscription Agreement, during the Term such Contributing Stockholder shall not, without the prior written consent of Purchaser, directly or indirectly, (i) grant any proxies (other than proxies relating to the election of management's slate of directors at an annual meeting of the Company's stockholders, and other routine matters which would not require the filing of a preliminary proxy statement under Rule

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14a-6(a) of the Exchange Act) or enter into any voting trust or other agreement or arrangement with respect to the voting of any such Contributing Stockholder's Shares or (ii) sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any such Contributing Stockholder's Shares. Except as permitted by the preceding sentences, such Contributing Stockholder shall not seek or solicit any such sale, assignment, transfer, encumbrance or other disposition or any such contract, option or other arrangement or assignment or understanding and agrees to notify Purchaser promptly (but in any event, within 24 hours) and to provide all details requested by Purchaser if such Contributing Stockholder shall be approached or solicited, directly or indirectly, by any person with respect to any of the foregoing. Except as provided in the last sentence, notwithstanding any other provision of this Section 1.4, each Contributing Stockholder may sell or otherwise assign, with or without consideration, an unlimited amount of such Contributing Stockholder's capital stock to any spouse or member of his immediate family, or to a custodian, trustee (including a trustee of a voting trust), executor or other fiduciary for the account of his spouse or members of his immediate family, or to a trust for himself, or to a charitable remainder trust, or any affiliate, member or limited or general partner of such Stockholder, or to any entity that is wholly owned by members of the Contributing Stockholder's immediate family; provided that each such transferee or assignee, prior to the completion of the sale, transfer or assignment shall have executed documents assuming the obligations of the Stockholder under this Agreement with respect to the transferred securities. Notwithstanding anything herein to the contrary, no Contributing Stockholder may sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any such Contributing Stockholder's Shares if such action would restrict the Parent's ability to acquire such Shares in compliance with the provisions of Rule 506 under the Securities Act of 1933, as amended.

     Section 1.5 STOP TRANSFER. During the Term, no Contributing Stockholder shall request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Contributing Stockholder's Shares, unless such transfer is made in compliance with this Agreement.

     Section 1.6 NOTIFICATION. Each Contributing Stockholder will promptly notify Parent of the existence of any proposal, discussion, negotiation or inquiry received by such Contributing Stockholder, and each Contributing Stockholder will immediately communicate to Parent the terms of any proposal, discussion, negotiation or inquiry which it may receive (and will immediately provide to Parent copies of any written materials received by it in connection with such proposal, discussion, negotiation or inquiry) and the identity of the Person making such proposal or inquiry or engaging in such discussion or negotiation.

                                  ARTICLE II.

                               NO TENDER OF SHARES

     Section 2.1 NO TENDER. Except for a number of shares up to the maximum number set forth opposite such Contributing Stockholder's name on Schedule 2.1, no Contributing Stockholder shall tender (or cause the record owner of such shares to tender) such Contributing

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

Stockholder's Shares pursuant to the Offer.

     Section 2.2 DISCLOSURE. Each Contributing Stockholder hereby authorizes Parent and Purchaser to publish and disclose in the Offer Documents and, if approval of the Company's Contributing Stockholders is required under applicable law, the Proxy Statement (including all documents and schedules filed with the SEC), its identity and ownership of the Company Common Stock and the nature of its commitments, arrangements and understandings under this Agreement and the Subscription Agreement.

                                  ARTICLE III.

         REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTING STOCKHOLDERS

     Each Contributing Stockholder hereby represents and warrants, severally and not jointly, to Parent and Purchaser as follows:

     Section 3.1 DUE AUTHORIZATION, ETC. Contributing Stockholder has all requisite power and authority to execute, deliver and perform this Agreement, to appoint Purchaser and Parent as its Proxy and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, the appointment of Purchaser and Parent as Contributing Stockholder's Proxy and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Contributing Stockholder. This Agreement has been duly executed and delivered by or on behalf of such Contributing Stockholder and constitutes a legal, valid and binding obligation of such Contributing Stockholder, enforceable against such Contributing Stockholder in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws affecting creditor rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding for such remedy may be brought. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Contributing Stockholder is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such Contributing Stockholder of the transactions contemplated hereby.

     Section 3.2 NO CONFLICTS; REQUIRED FILINGS AND CONSENTS.

          (a) The execution and delivery of this Agreement by such Contributing Stockholder does not, and the performance of this Agreement by such Contributing Stockholder will not, (i) conflict with or result in any breach of any provision of the respective certificate of incorporation, bylaws or other similar documents relating to the respective Contributing Stockholder, (ii) conflict with or violate any law applicable to such Contributing Stockholder or by which such Contributing Stockholder or any of such Contributing Stockholder's properties is bound or affected or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any assets of such Contributing Stockholder, including, without limitation, such Contributing Stockholder's Shares, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Contributing Stockholder is a party or by which such Contributing Stockholder or any of such Contributing Stockholder's assets is bound or affected, except, in the case of clauses (ii) and (iii), for any such material breaches, defaults or other occurrences that would not prevent or delay the performance by such Contributing Stockholder of such Contributing Stockholder's obligations under this Agreement.

          (b) Except as set forth on Schedule 3.2 hereto, the execution and delivery of this Agreement by such Contributing Stockholder does not, and the performance of this Agreement by such Contributing Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority (other than any necessary filing under the HSR Act or the Exchange Act), domestic or foreign, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by such Contributing Stockholder of such Contributing Stockholder's obligations under this Agreement.

     Section 3.3 VALID TITLE. Other than this Agreement, the Subscription Agreement and the Stockholders Agreement, and except as set forth on Schedule 3.3, (a) each Contributing Stockholder is the sole, true, lawful and beneficial owner of such Contributing Stockholder's Shares with no restrictions on such Contributing Stockholder's voting rights or rights of disposition pertaining thereto, except for any such restrictions contemplated herein; (b) none of such Contributing Stockholder's Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares; and (c) none of such Contributing Stockholder's Shares is subject to any adverse claims, liens, charges, encumbrances, security interests or other restrictions on transfer.

     Section 3.4 NO FINDER'S FEES. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Contributing Stockholder. Such Contributing Stockholder, on behalf of itself and its affiliates, hereby acknowledges that it is not entitled to receive any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby or by the Merger Agreement.

                                  ARTICLE IV.

                        REPRESENTATIONS AND WARRANTIES OF
                            PARENT, PURCHASER AND STC

     Parent, Purchaser and STC hereby, jointly and severally, represent and warrant to the Contributing Stockholders as follows:

     Section 4.1 DUE ORGANIZATION, AUTHORIZATION, ETC. Parent, Purchaser and STC are duly organized, validly existing and in good standing under the laws of their jurisdiction of incorporation. Parent, Purchaser and STC have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by each of Parent, Purchaser and STC have been duly authorized by all necessary corporate action on the part of Parent, Purchaser and STC, respectively. This Agreement has been duly executed and delivered by each of Parent, Purchaser and STC and constitutes a legal, valid and binding obligation of each of Parent, Purchaser and STC, enforceable against Parent, Purchaser and STC in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium fraudulent conveyance or other similar laws and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding for such remedy may be brought.

     Section 4.2 NO CONFLICTS; REQUIRED FILINGS AND CONSENTS.

          (a) The execution and delivery of this Agreement by STC, Parent and Purchaser does not, and the performance of this Agreement by STC, Parent and Purchaser will not, (i) conflict with or result in any breach of any provision of the respective certificate of incorporation, bylaws or other similar documents relating to the respective party, (ii) conflict with or violate any law applicable to STC, Parent and Purchaser or by which STC, Parent and Purchaser or any of STC's, Parent's and Purchaser's properties is bound or affected or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any assets of STC, Parent and Purchaser, including, without limitation, STC's, Parent's and Purchaser's Shares, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which STC, Parent and Purchaser is a party or by which STC, Parent and Purchaser or any of STC's, Parent's and Purchaser's assets is bound or affected, except, in the case of clauses (ii) and (iii), for any such material breaches, defaults or other occurrences that would not prevent or delay the performance by STC, Parent and Purchaser of STC's, Parent's and Purchaser's obligations under this Agreement.

          (b) The execution and delivery of this Agreement by Parent, Purchaser and STC does not, and the performance of this Agreement by Parent, Purchaser and STC will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority (other than any necessary filing under the HSR Act or the Exchange Act), domestic or foreign, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by Parent, Purchaser and STC of Parent's, Purchaser's and STC's obligations under this Agreement.

                                   ARTICLE V.

                                  MISCELLANEOUS

     Section 5.1 DEFINITIONS. Capitalized terms used but not otherwise defined in this Agreement have the respective meanings ascribed to such terms in the Merger Agreement.

     Section 5.2 ADDITIONAL AGREEMENTS. Subject to the terms and conditions of this Agreement, each of the Purchaser and each Contributing Stockholder, in the capacity as a stockholder, agrees to use all reasonable efforts to take, or cause to be taken, all action and to do,

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

or cause to be done, all things necessary, proper or advisable under applicable laws and regulations and which may be required under any agreements, contracts, commitments, instruments, understandings, arrangements or restrictions of any kind to which such party is a party or by which such party is governed or bound, to consummate and make effective the transactions contemplated by this Agreement.

     Section 5.3 TERMINATION. This Agreement and the proxies granted pursuant to
Section 1.2 shall terminate immediately and be of no further force and effect upon the earlier to occur of: (i) by the written mutual consent of the parties hereto, (ii) automatically and without any required action of the parties hereto upon the Effective Time ,(iii) upon the termination of the Merger Agreement in accordance with its terms or (iv) March 31, 2001. No such termination of this Agreement shall relieve any party hereto from any liability for any breach of this Agreement prior to termination.

     Section 5.4 FURTHER ASSURANCE. From time to time, at another party's request and without consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

     Section 5.5 CERTAIN EVENTS; SUCCESSORS. Each Contributing Stockholder agrees that this Agreement and such Contributing Stockholder's obligations hereunder shall attach to such Contributing Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, such Contributing Stockholder's heirs, guardians, administrators, or successors. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all its obligations under this Agreement.

     Section 5.6 NO WAIVER. The failure of any party hereto to exercise any right, power, or remedy provided under this agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

     Section 5.7 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an internationally recognized overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Parent or Purchaser, to:

               Convergent Holding Corporation
               c/o Schlumberger Technology Corp.
               277 Park Avenue
               New York, New York  10172
               Attention: General Counsel

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               Telephone No.: (212) 350-9100
               Telecopy No.: (212) 350-8127

               with a copy (which shall not constitute notice) to:

               Brobeck, Phleger & Harrison LLP
               370 Interlocken Boulevard
               Suite 500
               Broomfield, Colorado  80021
               Attention: Richard R. Plumridge
               Telephone No.: (303) 410-2014
               Telecopy No.: (303) 410-2199

          (b) If to a Contributing Stockholder, at the address set forth below such Contributing Stockholder's name on the signature pages hereto.

               with a copy (which shall not constitute notice) to:

               Holland & Hart LLP
               555 Seventeenth Street
               Suite 3200
               Denver, Colorado  80202
               Attention: Kevin S. Crandell
               Telephone No.: (303) 295-8052
               Telecopy No.: (303) 295-8261

     Section 5.8 EXPENSES. The Company shall reimburse the Management Investors (as defined in the Subscription Agreement) for their reasonable out-of-pocket expenses reasonably incurred in connection with the transactions contemplated hereby, including but not limited to the preparation and negotiation of this Agreement, the Subscription Agreement, the Stockholders Agreement, the Merger Agreement, any employment, consulting or other agreements between the Company and any of the Management Investors and all other documents evidencing the transactions contemplated herein, and including the fees and expenses of Holland & Hart LLP. Except as otherwise expressly set forth herein, all fees, costs and expenses incurred in connection with this Agreement or the Merger Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

     Section 5.9 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 5.10 SEVERABILITY. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid, void or unenforceable term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to and shall, subject to the discretion of such court, reduce the scope, duration, area or

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

applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

     Section 5.11 ENTIRE AGREEMENT. This Voting Agreement and the Merger Agreement, including the documents and the instruments referred to herein and therein, constitute the entire agreement and supersede all prior agreements, negotiations, arrangements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof. Nothing in this Voting Agreement shall be construed to give any person other than the parties to this Voting Agreement or, subject to Section 5.12, their respective successors or permitted assigns any right or remedy hereunder.

     Section 5.12 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned subsidiary of Parent and such assignment shall not relieve Purchaser of any obligation under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns.

     Section 5.13 GOVERNING LAW.

          (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

          (b) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties (a) consents to submit itself to the personal jurisdiction of any Federal court in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by the Merger Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by the Merger Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.

          (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION

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

DIRECTLY OR INDIRECTLY ARISING OUR OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.13.

     Section 5.14 AMENDMENT. This Agreement may not be amended, modified or supplemented except by an instrument in writing signed by all of the parties hereto.

     Section 5.15 WAIVER. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other parties hereto with any of their agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only as against such party and only if set forth in an instrument in writing signed by such party. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

     Section 5.16 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

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

     IN WITNESS WHEREOF, Parent, Purchaser and each of the Contributing Stockholders have caused this Agreement to be executed as of the date first written above.


                                       CONVERGENT HOLDING CORPORATION


                                       ------------------------------------
                                       By:
                                       Title:



                                       SCHLUMBERGER TECHNOLOGY CORP.


                                       ------------------------------------
                                       By:
                                       Title:



CONTRIBUTING STOCKHOLDERS

---------------------------------      ----------------------------------
GLENN E. MONTGOMERY, JR.               JAMES BAXTER

Address:                               Address:
        -------------------------              --------------------------

        -------------------------              --------------------------

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---------------------------------      ----------------------------------
GREGORY H. COURNIOTES                  KIM DUFFY

Address:                               Address:
        -------------------------              --------------------------

        -------------------------              --------------------------

        -------------------------              --------------------------

---------------------------------
MARK L. EPSTEIN

Address:
        -------------------------

        -------------------------

        -------------------------



---------------------------------      ----------------------------------
ANDREA S. MAIZES                       BRYAN R. MILEGER

Address:                               Address:
        -------------------------              --------------------------

        -------------------------              --------------------------

        -------------------------              --------------------------



---------------------------------      ----------------------------------
DAVID PITT                             DAVID J. RUBINSTEIN

Address:                               Address:
        -------------------------              --------------------------

        -------------------------              --------------------------

        -------------------------              --------------------------



---------------------------------
SCOTT M. SCHLEY

Address:
        -------------------------

        -------------------------

        -------------------------



---------------------------------      ----------------------------------
MICHAEL G. ASPENSON                    THOMAS BANNON

Address:                               Address:
        -------------------------              --------------------------

        -------------------------              --------------------------

        -------------------------              --------------------------

---------------------------------      ----------------------------------
R. S. BOYER                            ROD DUCE

Address:                               Address:
        -------------------------              --------------------------

        -------------------------              --------------------------

        -------------------------              --------------------------



---------------------------------      ----------------------------------
MARK V. CIONI                          ROBERT L. ELZ

Address:                               Address:
        -------------------------              --------------------------

        -------------------------              --------------------------

        -------------------------              --------------------------



---------------------------------      ----------------------------------
BART E. ELLIOTT                        DALE E. FRAZIER

Address:                               Address:
        -------------------------              --------------------------

        -------------------------              --------------------------

        -------------------------              --------------------------



---------------------------------      ----------------------------------
GINGER L. JUHL                         JENNIFER KRABBENHOEFT

Address:                               Address:
        -------------------------              --------------------------

        -------------------------              --------------------------

        -------------------------              --------------------------



---------------------------------      ----------------------------------
BRIAN MADDEN                           JAMES H. MORROW

Address:                               Address:
        -------------------------              --------------------------

        -------------------------              --------------------------

        -------------------------              --------------------------

---------------------------------      ----------------------------------
GERALD E. PAUL                         TIMOTHY A. PEACH

Address:                               Address:
        -------------------------              --------------------------

        -------------------------              --------------------------

        -------------------------              --------------------------



---------------------------------      ----------------------------------
MICHAEL TAO                            RANDALL D. TIDD

Address:                               Address:
        -------------------------              --------------------------

        -------------------------              --------------------------

        -------------------------              --------------------------



---------------------------------      ----------------------------------
THOMAS E. VANDENOVER                   ROBERT S. WECHSLER

Address:                               Address:
        -------------------------              --------------------------

        -------------------------              --------------------------

        -------------------------              --------------------------



---------------------------------      ----------------------------------
PAUL J. YARKA                          TERRY L. YARYAN

Address:                               Address:
        -------------------------              --------------------------

        -------------------------              --------------------------

        -------------------------              --------------------------



---------------------------------      ----------------------------------
KIM YOUNGER                            LARRY J. ENGELKEN

Address:                               Address:
        -------------------------              --------------------------

        -------------------------              --------------------------

        -------------------------              --------------------------

MARK L. EPSTEIN TRUST                       MARK L. EPSTEIN LIMITED PARTNERSHIP,
                                            a Colorado Limited Partnership

By:                                         By: Epstein Consultants, Inc.
   -----------------------------            a Colorado corporation,
Name: Jay M. Brodey                         General Partner
Title: Trustee

By:                                         By:
   -----------------------------               -----------------------------
Name: Harry J. Schmidt                      Name: Mark L. Epstein
Title: Trustee                              Title: President

Address:                               Address:
        -------------------------              --------------------------

        -------------------------              --------------------------

        -------------------------              --------------------------



THE MARK L. EPSTEIN ISSUE SUB-TRUST


By:
   -----------------------------
Name: Jay M. Brodey
Title: Trustee


By:
   -----------------------------
Name: Harry J. Schmidt
Title: Trustee

Address:
        -------------------------

        -------------------------

        -------------------------

THE MICHAEL ALAN STORM 1999 TRUST           THE LORI SUE STORM 1999 TRUST

By:                                         By:
   -----------------------------               -----------------------------
Name: Joseph A. Babich                      Name: Joseph A. Babich
Title: Trustee                              Title: Trustee

Address:                               Address:
        -------------------------              --------------------------

        -------------------------              --------------------------

        -------------------------              --------------------------



THE DEVIN ALEXANDER ENGELKEN 1999           THE DUSTIN THOMAS ENGELKEN 1999
TRUST                                       TRUST

By:                                         By:
   -----------------------------               -----------------------------
Name: Joseph A. Babich                      Name: Joseph A. Babich
Title: Trustee                              Title: Trustee

Address:                               Address:
        -------------------------              --------------------------

        -------------------------              --------------------------

        -------------------------              --------------------------



THE AMANDA JANE ENGELKEN 1999 TRUST         THE ANDREA SUSAN ENGELKEN 1999 TRUST

By:                                         By:
   -----------------------------               -----------------------------
Name: Joseph A. Babich                      Name: Joseph A. Babich
Title: Trustee                              Title: Trustee

Address:                               Address:
        -------------------------              --------------------------

        -------------------------              --------------------------

        -------------------------              --------------------------

BKUK FAMILY PARTNERSHIP LLLP
                                            ------------------------------
                                            Holly S. Storm-Engelken
By:
   -----------------------------
Name: Barry Kemble                          Address:
Title: Partner                                      -------------------------

By:                                                 -------------------------
   -----------------------------
Name: Ursula Kemble                                 -------------------------
Title: Partner

Address:
        -------------------------

        -------------------------

        -------------------------



CINERGY VENTURES, LLC


By:
   ------------------------------
Name:
     ----------------------------
Title:
      ---------------------------

                                   SCHEDULE I

                            CONTRIBUTING STOCKHOLDERS

Contributing Stockholders                    Number of shares, and/or options for
                                               shares, of Company Common Stock
-------------------------                    ------------------------------------
Glenn E. Montgomery, Jr                                    3,275,093

Larry J. Engelken                                          1,004,915

Holly S. Storm-Engelken                                    1,108,993

Devin Alexander Engelken 1999 Trust                          108,695

Dustin Thomas Engelken 1999 Trust                            108,695

Amanda Jane Engelken 1999 Trust                              108,695

Andrea Susan Engelken 1999 Trust                             108,695

Michael Alan Storm 1999 Trust                                108,695

Lori Sue Storm 1999 Trust                                    108,695

Mark L. Epstein                                              113,313

Mark L. Epstein Trust(1)                                   1,911,780


-------------------

(1) Number of shares to be sold by entities beneficially owned by Mark Epstein assumes sale in Offer by each entity of pro rata share of 100% of all shares Mr. Epstein is permitted to sell. The exact number of shares to be sold by each entity will be designated by Mr. Epstein.

                                   SCHEDULE I

Contributing Stockholders                    Number of shares, and/or options for
                                               shares, of Company Common Stock
-------------------------                    ------------------------------------
Mark L. Epstein Limited Partnership,
a Colorado limited partnership                               650,000

The Mark L. Epstein Issue Sub-Trust                          600,000

James Baxter                                                 375,000

Kim Duffy                                                    377,710

Gregory H. Courniotes                                        249,950

BKUK Family Partnership LLLP                                 157,611

Andrea S. Maizes                                             250,000

Bryan R. Mileger                                             250,001

David Pitt                                                   377,710

David J. Rubinstein                                          249,950

Scott M. Schley                                              847,427

Michael G. Aspenson                                           75,000


                                   SCHEDULE I

Contributing Stockholders                    Number of shares, and/or options for
                                               shares, of Company Common Stock
-------------------------                    ------------------------------------
Thomas Bannon                                                 98,514

R. S. Boyer                                                  150,000

Mark V. Cioni                                                 73,500

Rod Duce                                                       6,000

Bart E. Elliott                                              157,127

Robert L. Elz                                                 20,000

Dale E. Frazier                                               55,050

Ginger L. Juhl                                                44,078

Jennifer Krabbenhoeft                                         36,626

Brian Madden                                                  29,000

James H. Morrow                                               25,000

Gerald E. Paul                                                25,000

                                   SCHEDULE I

Contributing Stockholders                    Number of shares, and/or options for
                                               shares, of Company Common Stock
-------------------------                    ------------------------------------
Timothy A. Peach                                              76,556

Michael Tao                                                   57,182

Randall D. Tidd                                               63,078

Thomas E. Vandenover                                         226,152

Robert S. Wechsler                                           150,000

Paul J. Yarka                                                 60,883

Terry L. Yaryan                                              284,518

Kim Younger                                                    6,000

Cinergy Ventures, LLC                                      2,166,561


                                  SCHEDULE 2.1

                                PERMITTED TENDERS

Contributing Stockholders                         Permitted Number of, and/or
                                                options exercisable for, Company
                                                    Common Stock to be Tendered
-------------------------                       --------------------------------
Glenn E. Montgomery, Jr                                      655,019

Larry J. Engelken                                                  0

Holly S. Storm-Engelken                                            0

Devin Alexander Engelken 1999 Trust                                0

Dustin Thomas Engelken 1999 Trust                                  0

Amanda Jane Engelken 1999 Trust                                    0

Andrea Susan Engelken 1999 Trust                                   0

Michael Alan Storm 1999 Trust                                      0

Lori Sue Storm 1999 Trust                                          0

Mark L. Epstein                                               16,188

Mark L. Epstein Trust(2)                                     273,111


-------------------

(2) Number of shares to be sold by entities beneficially owned by Mark Epstein assumes sale in Offer by each entity of pro rata share of 100% of all shares Mr. Epstein is permitted to sell. The exact number of shares to be sold by each entity will be designated by Mr. Epstein.

                                  SCHEDULE 2.1

Contributing Stockholders                         Permitted Number of, and/or
                                                options exercisable for, Company
                                                    Common Stock to be Tendered
-------------------------                       --------------------------------
The Mark L. Epstein Limited Partnership,
a Colorado limited partnership                                92,857

The Mark L. Epstein Issue Sub-Trust                           85,714

James Baxter                                                  38,588

Kim Duffy                                                     12,500

Gregory H. Courniotes                                         45,000

BKUK Family Partnership LLLP                                  15,000

Andrea S. Maizes                                                   0

Bryan R., Mileger                                                  0

David Pitt                                                    12,500

David J. Rubinstein                                           45,000

Scott M. Schley                                               60,000


                                  SCHEDULE 2.1

Contributing Stockholders                         Permitted Number of, and/or
                                                options exercisable for, Company
                                                    Common Stock to be Tendered
-------------------------                       --------------------------------
Michael G. Aspenson                                           15,000

Thomas Bannon                                                 26,703

R. S. Boyer                                                   30,000

Mark V. Cioni                                                  9,700

Rod Duce                                                           0

Bart E. Elliott                                               31,425

Robert L. Elz                                                  4,000

Dale E. Frazier                                               11,010

Ginger L. Juhl                                                 8,816

Jennifer Krabbenhoeft                                          7,325

Brian Madden                                                   5,800


                                  SCHEDULE 2.1

Contributing Stockholders                         Permitted Number of, and/or
                                                options exercisable for, Company
                                                    Common Stock to be Tendered
-------------------------                       --------------------------------
James H. Morrow                                                5,000

Gerald E. Paul                                                 5,000

Timothy A. Peach                                              15,311

Michael Tao                                                   11,436

Randall D. Tidd                                               12,616

Thomas E. Vandenover                                          45,230

Robert S. Wechsler                                            30,000

Paul J. Yarka                                                 12,177

Terry L. Yaryan                                               56,904

Kim Younger                                                    1,200

Cinergy Ventures, LLC                                      1,083,281


                    Schedule 3.2 - Exceptions to Section 3.2


     180 Day Lock-Up Agreement among the Contributing Stockholders and FleetBoston Robertson Stephens, Inc.

                    Schedule 3.3 - Exceptions to Section 3.3


     180 Day Lock-Up Agreement among the Contributing Stockholders and FleetBoston Robertson Stephens, Inc.